Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

HEPION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price per Share (2)	Maximum Aggregate Offering Price	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value (2)	457(c)	1,960,786	$4.44	$8,705,889.84	$1,284.99

	Total Offering Amounts						$1,284.99
	Total Fees Previously Paid						$0
	Total Fee Offsets						$0
	Net Fee Due						$1,284.99

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered, issued or become issuable in connection with any stock split, stock dividend or similar transaction or pursuant to anti-dilution provisions of any of the securities.

(2)	Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $4.44, the average of the high and low reported sales prices of the registrant’s common stock on the Nasdaq Capital Market on October 24, 2023.